EXHIBIT 2.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80797, No. 33-90616, No. 333-06390, No. 333-06862
and No. 333-07226) of STMicroelectronics N.V. of our report dated January 25, 2000 relating to the financial statements, which appears on page 59 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in this Form 20-F.


PRICEWATERHOUSECOOPERS N.V.
Amsterdam, The Netherlands
June 22, 2000